Form 4 Continuation Sheet - Joint Filer Information

This statement on Form 4 is filed by Apollo Advisors IV, L.P., Apollo Investment Fund IV, L.P.,
Apollo Overseas Partners Fund, L.P., Apollo Sylvan, LLC, Apollo Sylvan II, LLC and Apollo
Management IV, L.P.  The principal business address of each of the Reporting Persons is Two
Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer: Apollo Advisors IV, L.P.
Date of Event Requiring Statement: September 28, 2004
Issuer Name and Trading Symbol: Educate, Inc. (EEEE)

APOLLO ADVISORS IV, L.P.

By: APOLLO CAPITAL MANAGEMENT IV, INC.
 Its General Partner

 By:  /s/ Patricia M. Navis
  ----------------------------------
  Patricia M. Navis
  Vice President

APOLLO MANAGEMENT IV, L.P.

By: AIF IV MANAGEMENT, INC.
 Its General Partner

 By:  /s/ Patricia M. Navis
  ----------------------------------
  Patricia M. Navis
  Vice President

APOLLO INVESTMENT FUND IV, L.P.

By:  APOLLO MANAGEMENT IV, L.P.
 As Manager

 By:  AIF IV MANAGEMENT, INC.
  Its General Partner

  By:  /s/ Patricia M. Navis
   ----------------------------------
   Patricia M. Navis
   Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.

By:  APOLLO MANAGEMENT IV, L.P.
 As Manager

 By:  AIF IV MANAGEMENT, INC.
  Its General Partner

  By:  /s/ Patricia M. Navis
   ----------------------------------
   Patricia M. Navis
   Vice President

APOLLO SYLVAN, LLC

By:  APOLLO INVESTMENT FUND IV, L.P.
 Its Sole Member and Manager

 By:  APOLLO MANAGEMENT IV, L.P.
  As Manager

  By:  AIF IV MANAGEMENT, INC.
   Its General Partner

   By:  /s/ Patricia M. Navis
    ----------------------------------
    Patricia M. Navis
    Vice President

APOLLO SYLVAN II, LLC

By:  APOLLO OVERSEAS PARTNERS IV, L.P.
 Its Sole Member and Manager

 By:  APOLLO MANAGEMENT IV, L.P.
  As Manager

  By:  AIF IV MANAGEMENT, INC.
   Its General Partner

   By:  /s/ Patricia M. Navis
    ----------------------------------
    Patricia M. Navis
    Vice President